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                                                                    EXHIBIT 21.1

CENTER TRUST, INC.
LIST OF SUBSIDIARIES

KING MINERAL, LLC

CT RETAIL PROPERTIES FINANCE I, LLC

CT RETAIL PROPERTIES FINANCE II, LLC

CT RETAIL PROPERTIES FINANCE III, LLC

CT RETAIL PROPERTIES FINANCE IV, LLC

CT RETAIL PROPERTIES FINANCE V, LLC

CT RETAIL PROPERTIES FINANCE VI, LLC

CT RETAIL PROPERTIES FINANCE VII, LLC

CT RETAIL PROPERTIES FINANCE IX, LLC

CT RETAIL PROPERTIES FINANCE 10, LLC

CT RETAIL PROPERTIES FINANCE 11, LLC

CT RETAIL PROPERTIES FINANCE 12, LLC

CT RETAIL PROPERTIES FINANCE 14, LLC

CT RETAIL PROPERTIES FINANCE 15, LLC

CT RETAIL PROPERTIES FINANCE 16, LLC

CT OPERATING PARTNERSHIP, LP

CT FINANCE PARTNERSHIP, L.P.

CT FINANCE, INC.

HAAGEN CENTRAL

VERMONT-SLAUSON SHOPPING CENTER, LTD

WILLOWBROOK CENTER PARTNERSHIP